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                                                                  EXHIBIT 10.14
                             INDEMNIFYING MORTGAGE

 THIS INDENTURE WITNESSETH, That Bioanalytical Systems, Inc. of Tippecanoe County, in the State of Indiana, hereby mortgage and warrant to BANK ONE, LAFAYETTE, NA, Lafayette, Tippecanoe County, Indiana, the following described property in the County of Tippecanoe and State of Indiana , to wit:

  A part of Lot #3 in McClure Park Subdivision, Part One (1) as platted upon a part of the Northeast quarter of Section twelve (12), Township twenty-three
  (23) North, Range five (5) West, described as follows, to wit:

  Beginning at a point which is Due South 1911.64 feet and Due West 229.00 feet of the northeast corner of the northeast quarter of the aforesaid Section 12; thence Due South 1600.00 feet; thence Due West 214.26 feet; thence North 00#-02'-30" West 200.26 feet; thence in a Southeasterly direction on and along the arc of a curve whose radius is 460.33 feet a distance of 199.01 feet; thence Due East 21.00 feet to the place of beginning, containing 0.86 acres, more or less.

  Located in the City of West Lafayette, Wabash Township, Tippecanoe County, Indiana.

 This mortgage is given to the mortgagee for the purpose of securing all indebtedness already owing by Bioanalytical Systems, Inc., mortgagor, to said BANK ONE, LAFAYETTE, NA, in the sum of $500,000.00 and is also given to secure all indebtedness or liability, of every kind, character and description of the mortgagor, or either of them, to the mortgagee hereafter created, such as future loans, advances, overdrafts, and all indebtedness that may accrue to said Bank by reason of the mortgagor, or either of them, becoming surety or indorser for any other person, whether said indebtedness was originally payable to said Bank or has come to it by assignment or otherwise, and shall be binding upon the mortgagor and remain in full force and effect until all of said indebtedness is paid. This mortgage shall secure the full amount of said indebtedness without regard to the time when same was made.

 The mortgagor expressly agrees to pay all sums and indebtedness secured hereby, and the same shall be collectable without relief from valuation and appraisement laws and with attorney's fees, and in case it should become necessary to appoint a Receiver for any property that may be secured by this mortgage, it shall not be necessary to serve notice upon the mortgagor.

 IN WITNESS WHEREOF, Bioanalytical Systems, Inc. have hereunto set their hands and seals this 23rd day of January, 1987.

 Bioanalytical Systems, Inc.

By:\S\PETER T. KISSINGER
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STATE OF INDIANA, COUNTY OF Tippecanoe SS:

  Before the undersigned, a Notary Public in and for said County and State, this 23RD day of January _____, 1987 personally appeared Bioanalytical Systems,
Inc., and acknowledged the execution of the above and foregoing mortgage for the uses and purposes therein set forth.

 WITNESS my hand and Notarial Seal.

                        \S\LINA L. REEVES-KERNER
                        -------------------------
                        NOTARY PUBLIC

This instrument prepared by:  Murray N. Marshall

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